UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 3, 2010 (January 29, 2010)
WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive office) (Zip Code)
(832) 636-6000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 29, 2010, Western Gas Partners, LP (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with Mountain Gas Resources LLC (“MGR”), Western Gas Resources, Inc. (“WGR”), WGR Holdings, LLC (“WGR Holdings”), WGR Asset Holding Company LLC (“WGRAH”), Western Gas Holdings, LLC (the “General Partner”), WES GP, Inc. (“WES GP” and together with MGR, WGR, WGR Holdings, WGRAH and the General Partner, the “Contributing Parties”), Western Gas Operating, LLC (“Western Gas Operating”) and WGR Operating, LP (the “Operating Partnership” and together with Western Gas Operating, the General Partner and the Partnership, the “Recipient Parties”). All of the parties are subsidiaries or affiliates of Anadarko Petroleum Corporation (“Anadarko”). Pursuant to the terms of the Contribution Agreement, the Partnership agreed to acquire certain of Anadarko’s midstream assets, consisting of (i) an approximately 750-mile natural gas gathering system and related compression and other ancillary equipment located in Sublette, Lincoln, Uinta and Sweetwater counties of Wyoming; and (ii) gas processing facilities with cryogenic capacity of 200 MMcf/d and combined refrigeration capacity of 145 MMcf/d with NGL fractionation located in Sweetwater County, Wyoming (the “Acquisition”). To mitigate commodity price exposure associated with certain processing arrangements acquired in the Acquisition, the Partnership and Anadarko have entered into five year, fixed-price commodity swap agreements through the end of 2014.
Below is a summary of the fixed prices on the Partnership’s commodity price swap agreements put in place upon the consummation of the Acquisition.

	Year Ended December 31,
	2010	2011	2012	2013	2014

Ethane	$28.85	$29.31	$29.78	$30.10	$30.53
Propane	$48.76	$50.07	$50.93	$51.56	$52.37
Iso-Butane	$64.07	$66.03	$67.22	$68.11	$69.23
Normal Butane	$60.03	$61.82	$62.92	$63.74	$64.78
Natural Gasoline	$73.62	$75.99	$77.37	$78.42	$79.74
Condensate	$72.25	$75.33	$76.85	$78.07	$79.56

Natural Gas	$5.53	$5.94	$5.97	$6.09	$6.20
     The Acquisition was approved and closed on January 29, 2010 with an effective date of January 1, 2010. Terms of the transaction were unanimously approved by the Board of Directors of the Partnership’s general partner and by the Board’s special committee, which is comprised entirely of independent directors. The consideration paid by the Partnership for the Acquisition consisted of $241.7 million in cash, 620,689 common units of the Partnership (the “Common Units”) and 12,667 general partner units of the Partnership to be issued to the General Partner. The Partnership financed $210 million of the cash consideration with borrowings under its revolving credit facility and paid the remainder of the cash consideration with cash on hand.
     Pursuant to the Contribution Agreement, Anadarko has agreed to indemnify the Recipient Parties and their respective affiliates (other than any of the entities controlled by Anadarko), shareholders, unitholders, members, directors, officers, employees, agents and representatives (together with the Recipient Parties, the “Partnership Indemnified Parties”) against certain losses resulting from any breach of Anadarko’s and the Contributing Parties’ representations, warranties, covenants or agreements, and for certain other matters. The Partnership has agreed to indemnify Anadarko and the Contributing Parties, their respective affiliates (other than Partnership Indemnified Parties) and their respective security holders, officers, directors and employees against certain losses resulting from any breach of the Recipient Parties’ representations, warranties, covenants or agreements.
     The above summary is qualified in its entirety by reference to the Contribution Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Omnibus Agreement Amendment
     On January 29, 2010, in connection with the consummation of the transactions contemplated by the Contribution Agreement, the Partnership entered into an amendment (the “Omnibus Agreement Amendment”) to the Omnibus Agreement dated May 14, 2008 among the Partnership, the General Partner, and Anadarko, as amended. The Omnibus Agreement Amendment increases the limit on the amount of general and administrative expenses required to be reimbursed by the General Partner, the Partnership and certain of the Partnership’s subsidiaries to Anadarko from $7.25 million to $8.3 million for the year ending December 31, 2010. This increase is attributable to the increase in services to be provided by Anadarko to the Partnership as a result of the Partnership’s acquisition of assets pursuant to the Contribution Agreement.
     The foregoing description is incomplete and is qualified in its entirety by reference to the full text of the Omnibus Agreement Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Relationships
     The terms of the Acquisition and related agreements were unanimously approved by the Board of Directors of the Partnership’s General Partner and by the Board’s special committee. The special committee, a committee comprised of the independent members of the General Partner’s Board of Directors, retained independent legal and financial advisors to assist it in evaluating and negotiating the Acquisition. In approving the Acquisition, the special committee based its decision in part on an opinion from the independent financial advisor that the consideration to be paid by the Partnership is fair, from a financial point of view, to the Partnership.
     Currently, Anadarko indirectly owns 1,296,570 general partner units, representing a 2.0% general partner interest in the Partnership, and 9,254,435 common units and 26,536,306 subordinated units, together representing an aggregate 55.2% limited partner interest in the Partnership, based on the number of limited partner units outstanding as of January 29, 2010. The General Partner also owns all of the incentive distribution rights in the Partnership, which entitle the holder to specified increasing percentages of cash distributions as the Partnership’s per-unit cash distributions increase.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     The information set forth under Item 1.01 above with respect to the Acquisition is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation.
     The information set forth under Item 1.01 above with respect to the $210 million of cash consideration borrowed under the Partnership’s revolving credit facility is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     As part of the consideration for the Acquisition described in Item 2.01, the Partnership issued 620,689 common units on January 29, 2010 to WGR Holdings and 12,667 general partner units to the General Partner. The Common Units and the General Partner Units were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On January 29, 2010 and in connection with the consummation of the transactions contemplated by the Contribution Agreement, the Partnership entered into Amendment No. 4 to the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amendment”). The Amendment permits the Partnership to make a special one-time cash distribution to WGR Holdings (without a corresponding distribution to the General Partner or the limited partners of the Partnership) in an amount equal to the cash consideration.
     The foregoing description is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.
Item 7.01 Regulation FD Disclosure.
     On February 1, 2010, Western Gas Partners announced that it had acquired certain midstream assets from Anadarko for total consideration of approximately $254.4 million. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.

     The Partnership will file the financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.
     (b) Pro Forma Financial Information.
     The Partnership will file the financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.
     (d) Exhibits

2.1#	Contribution Agreement, dated as of January 29, 2010, by and among Western Gas Resources, Inc., WGR Asset Holding Company LLC, Mountain Gas Resources LLC, WGR Holdings, LLC, Western Gas Holdings, LLC, WES GP, Inc., Western Gas Partners, LP, Western Gas Operating, LLC and WGR Operating, LP.

3.1	Amendment No. 4 to First Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated January 29, 2010.

10.1	Amendment No. 4 to Omnibus Agreement by and among Western Gas Partners, LP, Western Gas Holdings, LLC, and Anadarko Petroleum Corporation, dated as of January 29, 2010.

99.1	Western Gas Partners, LP Press Release, dated February 1, 2010.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS PARTNERS, LP By: Western Gas Holdings, LLC, its general partner
Dated: February 3, 2010	By:	/s/ Amanda M. McMillian
Amanda M. McMillian
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

2.1#	Contribution Agreement, dated as of January 29, 2010, by and among Western Gas Resources, Inc., WGR Asset Holding Company LLC, Mountain Gas Resources LLC, WGR Holdings, LLC, Western Gas Holdings, LLC, WES GP, Inc., Western Gas Partners, LP, Western Gas Operating, LLC and WGR Operating, LP.

3.1	Amendment No. 4 to First Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated January 29, 2010.

10.1	Amendment No. 4 to Omnibus Agreement by and among Western Gas Partners, LP, Western Gas Holdings, LLC, and Anadarko Petroleum Corporation, dated as of January 29, 2010.

99.1	Western Gas Partners, LP Press Release, dated February 1, 2010.

#	Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.